Exhibit 10.(j)(2)

FIRST AMENDMENT TO THE KKR INCOME OPPORTUNITIES FUND
CUSTODY AGREEMENT

THIS FIRST AMENDMENT, effective as of July 15, 2016, to the Custody Agreement, dated as of July 16, 2013 (the “Agreement”), is entered into by and between KKR INCOME OPPORTUNITIES FUND, a Delaware statutory trust (the “Fund”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, Article XIII, Section 13.01 of the Agreement provided that the Agreement would continue in effect for a period of three years from the effective date (the “Initial Termination Date”); and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by the parties and authorized or approved by the Board of Trustees; and

WHEREAS, the parties desire to extend the Initial Termination Date through July 15, 2019.

NOW, THEREFORE, the parties hereby agree that, effective as of July 15, 2016, Article XIII, Section 13.01 of the Agreement is amended and restated to read as follows:

Effective Period.  This Agreement shall become effective as of the date first written above and will continue in effect through July 15, 2019.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KKR INCOME OPPORTUNITIES FUND		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Nicole J. Macarchuk	By:	/s/ Michael R. McVoy

Name:	Nicole J. Macarchuk	Name:	Michael R. McVoy

Title:	Authorized Signatory	Title:	Senior Vice President